EXHIBIT 10.33
Amendment
Grant Notice - Restricted Stock Award and
Restricted Stock Award Agreement

This Amendment is dated December 4, 2018. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (as herein defined).

The Grant Notice - Restricted Stock Award and Restricted Stock Award Agreement delivered to Participant - Donald H. Foley, in August 2018, reflective of an August 13, 2018 grant date (the “Agreement”) of 5,055 shares of restricted stock (the “Restricted Stock”), 1,944 shares of time-vesting Restricted Stock (the “time-vesting Restricted Stock”) and 3,111 shares of performance-vesting Restricted Stock (the “performance-vesting Restricted Stock) is amended as follows: Contrary provisions in the Agreement notwithstanding, (a) the “Vesting Date” with respect to the 33.33% performance-vesting shares of Restricted Stock linked to the Performance Year ending December 31, 2018 shall be December 31, 2018, and the Participant shall be entitled to vest in such number of performance-vesting shares of Restricted Stock based on the Committee’s determination as to the achievement of the Performance Target for the 2018 Performance Year and as determined by reference to the formula set forth in the Agreement applicable thereto (footnote (2) to the Grant-Notice Vesting Schedule), and (b) the performance-vesting shares linked to the Performance Years ending December 31, 2019 and December 31, 2020 are cancelled.

This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

The terms and provisions of the Agreement as amended hereby are in full force and effect, and all other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

This Amendment is entered into by the Company and the Participant in consideration of the Consulting Services Agreement between the Company and the Participant to be effective December 5, 2018.

Acknowledged and agreed.

PAR Technology Corporation                Participant:

By: /s/ Darla Haas             /s/ Donald H. Foley
Donald H. Foley
Name/Title: Chief Human Resources Officer